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                                                                     Exhibit 5.1


              [Letterhead of Housley Kantarian & Brownstein, P.C.]




                                October 26, 1998




WSFS Financial Corporation
838 Market Street
Wilmington, Delaware 19899

      Re:  WSFS Financial Corporation, WSFS Capital Trust I
           and WSFS Capital Trust II
           ------------------------------------------------
           Registration Statement on Form S-3


Ladies and Gentlemen:

         We have acted as counsel to WSFS Financial Corporation, a Delaware corporation (the "Company") and depositor of WSFS Capital Trust I and WSFS Capital Trust II, each a statutory business trust formed under the laws of the State of Delaware (each, an "Issuer" and, collectively, the "Issuers"), in connection with a Registration Statement on Form S-3 filed by the Company and the Issuers with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") relating to the registration of junior subordinated deferrable interest debentures of the Company (the "Junior Subordinated Debentures"), preferred securities of the Issuers (the "Trust Preferred Securities") and guarantees of the Company with respect to the Trust Preferred Securities (the "Guarantees").

         The Junior Subordinated Debentures are to be issued from time to time under an indenture to be entered into between the Company and Wilmington Trust Company, as trustee (the "Junior Subordinated Indenture"). The Trust Preferred Securities of each Issuer will be issued pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement") of such Issuer to be entered into among the Company, as depositor of such Issuer, Wilmington Trust Company as Property Trustee and Delaware Trustee and three individuals selected by the holder of the Common Securities issued by each Issuer as administrative trustees.

         The forms of the Junior Subordinated Indenture, the Trust Agreement and the Guarantees are filed or incorporated by reference as exhibits to the Registration Statement.

         In rendering this opinion, we have examined the originals or copies, certified to our satisfaction, of such corporate records and other documents and certificates as we deemed necessary. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. In addition, in rendering this opinion, we have assumed the authorization, execution and delivery of the

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WSFS Financial Corporation
October 26, 1998
Page 2

Junior Subordinated Indenture, the Trust Agreement and the Guarantees by all parties (including the Company). As to any facts material to this opinion, we have, when relevant facts were not independently established by us, relied upon the aforesaid records, certificates and documents.

         Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

         (i) the Junior Subordinated Indenture, the Junior Subordinated Debentures and the Guarantees have been duly authorized by the Company;

         (ii) when a Junior Subordinated Debenture has been duly executed and issued in accordance with the provisions of the applicable Junior Subordinated Indenture, and duly paid for by the purchaser thereof in the manner and on the terms described in the Registration Statement (after it has been declared effective), all required corporate action of the Company will have been taken with respect to the issuance and sale of such Junior Subordinated Debenture, and such Junior Subordinated Debenture will have been validly issued and will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms; and

         (iii) when a Guarantee has been duly executed and delivered by the Company, all corporate actions of the Company will have been taken with respect to the issuance of such Guarantee, and such Guarantee will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms.

         In giving these opinions, we have relied upon the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law and have made no independent investigation of such laws. Any opinion expressed herein as to enforceability is qualified in that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the related Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                             Very truly yours,
                                             HOUSLEY KANTARIAN & BRONSTEIN, P.C.




                                             By: /s/ James C. Stewart
                                                 -----------------------